Exhibit 99.1

Providence Service Corporation Reports Fourth Quarter and Fiscal Year 2015 Results

●	Fourth quarter and fiscal year revenue of $424.9 million and $1.7 billion, respectively
●	Fourth quarter and fiscal year Adjusted EBITDA (non-GAAP) of $21.9 million and $103.5 million, respectively
●	Completed divestiture of Human Services for $230.7 million, using proceeds to pay down debt and repurchase shares
●	Repurchased 1.3 million shares for $53.6 million (Oct 2015 through March 10, 2016)

TUCSON, ARIZONA – March 10, 2016 – The Providence Service Corporation (Nasdaq: PRSC), a holding company whose subsidiaries provide critical healthcare and workforce development services, today reported financial results for the fourth quarter and year ended December 31, 2015.

James Lindstrom, Chief Executive Officer, stated, “In 2015, Providence achieved many strategic milestones, refining our strategy from having four separate verticals to pursuing market leadership on two fronts – US Healthcare Services and Global Workforce Development. Our solid foundation positions us well to realize many of our previously expressed goals in 2016 and to drive enhanced growth and value.”

Fourth Quarter 2015 Results

For the fourth quarter of 2015, the Company reported consolidated revenue of $424.9 million, an increase of 15.4% from $368.3 million in 2014. On a pro forma basis, assuming ownership of Matrix for all of the fourth quarter of 2014, consolidated revenue increased 10.2%.

Loss from continuing operations, net of tax, in the fourth quarter of 2015 was $25.7 million, or $1.68 per diluted common share, compared to income from continuing operations, net of tax, in the fourth quarter of 2014 of $11.4 million, or $0.73 per diluted common share. Adjusted Net Income (non-GAAP), in the fourth quarter of 2015 was $9.7 million, or $0.48 per diluted common share, compared to $6.0 million, or $0.38 per diluted common share in 2014. As expected, loss from continuing operations, net of tax, in the fourth quarter of 2015 included a $3.0 million loss on WD Services’ equity investment in Mission Providence, which will likely continue to incur losses through the first half of 2016 as the Australian joint venture ramps operations.

Adjusted EBITDA (non-GAAP) for the fourth quarter of 2015 was $21.9 million, compared to $24.6 million in 2014. The negative impact of Mission Providence to Adjusted EBITDA (non-GAAP) in the fourth quarter of 2015 was $3.4 million.

A reconciliation of income (loss) from continuing operations, net of tax, to Adjusted EBITDA and Adjusted Net Income and the calculation of Adjusted EPS are presented below. Beginning in the fourth quarter of 2015, the Company began including in the calculation of Adjusted EBITDA and Adjusted Net Income expenses related to restricted shares and cash placed into escrow accounts at the time of the Ingeus acquisition as well as redundancy costs associated with WD Services. The Company has updated the 2015 and 2014 quarterly and full year presentations of Adjusted EBITDA and Adjusted Net Income and the calculation of Adjusted EPS to be consistent with these changes.

Full-Year 2015 Results

For the year ended December 31, 2015, the Company reported consolidated revenue of $1.7 billion, an increase of 49.2% from $1.1 billion in 2014. On a pro forma basis, assuming ownership of Ingeus and Matrix for all of 2014, consolidated revenue increased 16.4%.

Loss from continuing operations, net of tax, in 2015 was $18.6 million, or $1.45 per diluted common share, compared to income from continuing operations, net of tax, in 2014 of $23.9 million, or $1.59 per diluted common share. Adjusted Net Income (non-GAAP) in 2015 was $41.2 million, or $2.03 per diluted common share, versus $30.5 million, or $2.03 per diluted common share in 2014. As expected, loss from continuing operations, net of tax, for the full year 2015 included a $11.0 million loss on WD Services’ equity investment in Mission Providence.

Adjusted EBITDA (non-GAAP) for 2015 was $103.5 million compared to $74.0 million in 2014. The negative impact of Mission Providence to Adjusted EBITDA (non-GAAP) in 2015 was $13.6 million.

“Within US Healthcare Service, NET Services expanded its eligible membership base by over 15% to almost 25 million individuals, surpassing $1.0 billion in annual sales in the process, while HA Services expanded its Medicare, Medicaid, and commercial volumes in addition to launching CareDirect, a strategic care management offering,” added Lindstrom. “On the Global Workforce Development front, WD Services made significant investments in three key projects to further position itself as a global leader in the design and delivery of innovative and socially beneficial services to the government sector. Looking forward, we remain well positioned to continue our earnings growth into 2016 and beyond.”

In addition to the impact of Mission Providence, the fourth quarter and fiscal year 2015 results included a number of additional significant items within WD Services, the impact of which are as follows:

●

Expenses related to restricted shares and cash placed into escrow at the time of the Ingeus acquisition, including an accelerated amount of $20.9 million triggered when two sellers of Ingeus separated from the company – Q4 $20.9 million; FY $26.8 million

●

WD Services redundancy costs related to service delivery redesign under a large new program and the realignment of headcount with service volumes under programs nearing their end dates – Q4 $9.6 million; FY $12.2 million

●	Ingeus transaction related expenses – Q4 and FY $2.4 million
●	Costs to wind down WD Services’ operations in Sweden – Q4 and FY $0.3 million
●	Reduction in the fair value of Ingeus contingent consideration – Q4 and FY $2.5 million benefit. The fourth quarter of 2014 reflects a similar benefit of $16.1 million.

Segment Results

For analysis purposes, revenue, expenses, operating income, income (loss) from continuing operations, net of taxes, and Adjusted EBITDA (non-GAAP) are provided for our two US Healthcare Services segments and one Global Workforce Development segment for the three and twelve month periods ended December 31, 2015 and 2014. Segment results include revenue and expenses incurred by the segment, as well as an allocation of direct expenses incurred by Corporate on behalf of the segment. Indirect expenses, including unallocated corporate functions and expenses, such as executive, finance, human resources, information technology and legal, as well as the results of our captive insurance company and elimination entries recorded in consolidation are reflected in Corporate and Other.

US Healthcare Services

NET Services

NET Services revenue was $280.4 million for the fourth quarter of 2015, an increase of 15.0% compared to 2014. Operating income was $17.3 million, or 6.2% of revenue, in the fourth quarter of 2015, compared to $17.1 million, or 7.0% of revenue in 2014. Adjusted EBITDA (non-GAAP) was $19.7 million in the fourth quarter of 2015 compared to $19.3 million in 2014.

NET Services revenue was $1.1 billion for the full year 2015, an increase of 22.5% compared to 2014. Operating income increased 5.2% to $71.2 million in 2015 from $67.7 million in the prior year. Adjusted EBITDA (non-GAAP) increased $5.2 million, or 6.9%, to $80.7 million in 2015 from $75.4 million in the prior year.

NET Services 2015 revenue was favorably impacted by new state and MCO contacts as well as increased membership and favorable rate adjustments under certain existing contracts. As anticipated, service costs as a percentage of revenue increased in 2015 due to higher utilization by the Medicaid expansion population.

HA Services

HA Services fourth quarter and full year comparative results are significantly impacted by the acquisition of Matrix in October 2014.

HA Services revenue increased to $51.7 million in the fourth quarter of 2015 from $43.3 million in 2014. On a pro forma basis, assuming ownership of Matrix for all of the fourth quarter of 2014, HA Services revenue decreased by $9.0 million or 14.8% in the fourth quarter of 2015. Operating income was $4.9 million in the fourth quarter of 2015 compared to operating income of $2.1 million in 2014. Adjusted EBITDA (non-GAAP) was $12.5 million in the fourth quarter of 2015 compared to $8.4 million in 2014.

For full year 2015, HA Services revenue increased to $217.4 million from $43.3 million in 2014. On a pro forma basis, assuming ownership of Matrix for all of 2014, HA Services revenue increased by 2.9% in 2015. Operating income in 2015 was $22.1 million compared to operating income of $2.1 million in 2014. Included in operating income in 2015 was $2.1 million of expenses related to cash placed into escrow at the time of the Matrix acquisition. Adjusted EBITDA (non-GAAP) was $51.6 million in 2015 compared to $8.4 million in 2014.

The increase in HA Services revenue in 2015 was due to increased volumes delivered to the majority of clients, partially offset by volume declines with a single large customer as well as a slight decline in average pricing.

Global Workforce Development

WD Services

WD Services revenue for the fourth quarter of 2015 was $92.7 million, an increase of 14.3% compared to 2014. WD Services incurred an operating loss of $37.8 million in the fourth quarter of 2015 compared to operating income of $13.9 million in 2014. Adjusted EBITDA (non-GAAP) was negative $7.1 million in the fourth quarter of 2015 compared to positive $2.7 million in 2014. As discussed above, WD Services’ expense included certain items in the fourth quarter of 2015 that are excluded in our Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS calculations.

WD Services full year comparative results are significantly impacted due to the acquisition of Ingeus in May 2014. For full year 2015, WD Services revenue was $395.1 million, compared to $208.8 million for 2014. On a pro forma basis, assuming ownership of Ingeus for all of 2014, WD Services revenue increased by 9.4% in 2015. Operating loss was $42.4 million for 2015 compared to operating income of $17.5 million in 2014. Adjusted EBITDA (non-GAAP) was negative $3.2 million in 2015 compared to positive $15.2 million in 2014. As discussed above, WD Services expense included certain items in 2015 that are excluded in our Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS calculations.

The increase in WD Services revenue for the full year 2015 was primarily due to a new offender rehabilitation program that began in 2015, partially offset by an expected decline in volumes under the segment’s primary employability program in the United Kingdom. The decline in Adjusted EBITDA for the full year 2015 was primarily due to start-up and transition costs on new contracts, including $13.6 million related to the Mission Providence joint venture.

Non-GAAP Financial Measures and Adjustments

In addition to the financial results prepared in accordance with US generally accepted accounting principles (GAAP) provided throughout this press release, the Company has provided EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted diluted EPS, all from continuing operations, non-GAAP measurements. Providence’s management utilizes these non-GAAP measurements as a means to measure overall operating performance and to better compare current operating results with other companies within its industry. Details of the excluded items and a reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measure are presented in the table below. The non-GAAP measures do not replace the presentation of our GAAP financial results. The Company has provided this supplemental non-GAAP information because the Company believes it provides meaningful comparisons of the results of Providence’s operations for the periods presented in this press release. The non-GAAP measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by some other companies.

Conference Call

Providence will hold a conference call at 8:00 a.m. EST Friday, March 11, 2016 to discuss its financial results and corporate developments. Interested parties are invited to listen to the call live over the Internet at http://investor.prscholdings.com. The call is also available by dialing (855) 548-8661, or for international callers (412) 455-6143, and by using the passcode 63053175. A replay of the teleconference will be available on http://investor.prscholdings.com. A replay will also be available until March 18, 2016 by dialing (855) 859-2056 or (404) 537-3406 and using passcode 63053175.

About Providence

The Providence Service Corporation is a holding company whose subsidiaries provide critical healthcare and workforce development services, comprised of non-emergency transportation services, workforce development services, legal offender rehabilitation services, health assessment services, and care management services in the United States and abroad. For more information, please visit prscholdings.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, our continuing relationship with government entities and our ability to procure business from them, our ability to manage growing and changing operations, the implementation of the healthcare reform law, state budget changes and legislation and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and subsequent filings. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Investor Relations Contact

David Shackelton – Chief Financial Officer

(520) 747-6600

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Providence Service Corporation

The Providence Service Corporation

Consolidated Statements of Income

(in thousands, except share and per share data)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014

Service revenue, net	$424,929	$368,310	$1,695,446	$1,136,211

Operating expenses:
Service expense	415,493	333,032	1,544,365	1,023,785
General and administrative expense	14,531	4,062	73,616	44,501
Depreciation and amortization	13,856	11,030	53,469	22,833

Total operating expenses	443,880	348,124	1,671,450	1,091,119

Operating income	(18,951)	20,186	23,996	45,092

Other expenses:
Interest expense, net	3,487	9,682	16,213	13,122
Equity in net loss of investee	2,962	-	10,970	-
Loss (gain) on foreign currency transactions	274	26	(857)	(37)
Income (loss) from continuing operations before income taxes	(25,674)	10,478	(2,330)	32,007
Provision for income taxes	9	(875)	16,276	8,090
Income (loss) from continuing operations, net of tax	(25,683)	11,353	(18,606)	23,917
Discontinued operations, net of tax	101,465	(4,303)	101,800	(3,642)
Net income	75,782	7,050	83,194	20,275
Net loss attributable to noncontrolling interests	615	-	502	-
Net income attributable to Providence	$76,397	$7,050	$83,696	$20,275

Net income available to common stockholders	$63,690	$7,050	$68,601	$20,275

Basic earnings (loss) per common share:
Continuing operations	$(1.68)	$0.74	$(1.45)	$1.62
Discontinued operations	5.75	(0.28)	5.75	(0.25)
Basic earnings per common share	$4.07	$0.46	$4.30	$1.37

Diluted earnings (loss) per common share:
Continuing operations	$(1.68)	$0.73	$(1.45)	$1.59
Discontinued operations	5.75	(0.28)	5.75	(0.24)
Diluted earnings per common share	$4.07	$0.45	$4.30	$1.35

Weighted-average number of common shares outstanding:
Basic	15,641,761	15,379,414	15,960,905	14,765,303
Diluted	15,641,761	15,573,109	15,960,905	15,018,561

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Providence Service Corporation

The Providence Service Corporation

Consolidated Balance Sheets

(in thousands, except share and per share data)

(Unaudited)

	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$84,770	$135,258
Accounts receivable, net of allowance of $5,587 in 2015 and $4,515 in 2014	178,049	107,565
Other receivables	16,298	5,314
Prepaid expenses and other	30,718	43,134
Restricted cash	4,012	3,234
Deferred tax assets	5,877	4,148
Current assets of discontinued operations held for sale	-	75,993
Total current assets	319,724	374,646
Property and equipment, net	57,787	42,648
Goodwill	340,029	342,412
Intangible assets, net	285,951	323,904
Other assets	34,399	18,812
Restricted cash, less current portion	16,044	14,764
Deferred tax asset	42	-
Non-current assets of discontinued operations held for sale	-	51,748
Total assets	$1,053,976	$1,168,934
Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term obligations	$31,375	$24,588
Note payable to related party	-	65,500
Accounts payable	30,007	46,557
Accrued expenses	130,552	99,273
Accrued transportation costs	64,537	55,492
Deferred revenue	28,667	10,743
Reinsurance liability reserve	10,134	11,077
Current liabilities of discontinued operations held for sale	-	26,228
Total current liabilities	295,272	339,458
Long-term obligations, less current portion	272,470	484,525
Other long-term liabilities	25,052	25,974
Deferred tax liabilities	93,474	96,928
Non-current liabilities of discontinued operations held for sale	-	635
Total liabilities	686,268	947,520
Mezzanine equity
Convertible preferred stock, net: Authorized 10,000,000 shares; $0.001 par value; 803,518 and 0 issued and outstanding; 5.5%/8.5% dividend rate	77,576	-
Stockholders' equity
Common stock: Authorized 40,000,000 shares; $0.001 par value; 17,186,780 and 16,870,285 issued and outstanding (including treasury shares)	17	17
Additional paid-in capital	293,012	261,155
Retained earnings (accumulated deficit)	69,209	(13,366)
Accumulated other comprehensive loss, net of tax	(16,831)	(8,756)
Treasury shares, at cost, 1,895,998 and 1,014,108 shares	(54,823)	(17,686)
Total Providence stockholders' equity	290,584	221,364
Non controlling interest	(452)	50
Total stockholders' equity	290,132	221,414
Total liabilities and stockholders' equity	$1,053,976	$1,168,934

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Providence Service Corporation

The Providence Service Corporation

Consolidated Statements of Cash Flows (1)

(in thousands)

(Unaudited)

	Year ended December 31,
	2015	2014
Operating activities
Net income	$83,194	$20,275
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	20,234	14,051
Amortization	38,067	15,437
Provision for doubtful accounts	2,539	2,589
Stock based compensation	26,622	7,562
Deferred income taxes	(10)	(5,208)
Amortization of deferred financing costs	2,041	5,561
Excess tax benefit upon exercise of stock options	(2,857)	(2,722)
Gains on remeasurement of contingent consideration	(2,469)	(16,314)
Asset impairment charge	1,593	6,915
Equity in net loss of investee	10,970	-
Gain on sale of business	(100,332)	-
Other non-cash charges	(419)	3,088
Changes in operating assets and liabilities:
Accounts receivable	(86,627)	(17,208)
Other receivables	(5,104)	327
Restricted cash	(20)	266
Prepaid expenses and other	19,778	(7,954)
Reinsurance liability reserve	(611)	3,761
Accounts payable and accrued expenses	(21,900)	28,483
Accrued transportation costs	9,045	530
Deferred revenue	19,043	(3,454)
Other long-term liabilities	463	(790)
Net cash provided by operating activities	13,240	55,195
Investing activities
Purchase of property and equipment	(35,072)	(23,242)
Net increase (decrease) in short-term investments	(18)	(19)
Acquisition of businesses, net of cash acquired	(3,433)	(416,986)
Sale of business, net of cash sold	199,943	-
Equity investments	(16,072)	-
Restricted cash for reinsured claims losses	(2,058)	(3,108)
Net cash provided by (used in) investing activities	143,290	(443,355)
Financing activities
Proceeds from issuance of preferred stock, net of issuance costs	80,667	-
Preferred stock dividends	(3,928)	-
Repurchase of common stock, for treasury	(36,838)	(524)
Proceeds from common stock issued pursuant to stock option exercise	4,894	11,019
Excess tax benefit upon exercise of stock options	2,857	2,722
Proceeds from long-term debt	34,000	501,200
Repayment of long-term debt	(305,125)	(48,625)
Payment of contingent consideration	(7,496)	-
Debt financing costs	(286)	(12,769)
Other	-	73
Net cash (used in) provided by financing activities	(231,255)	453,096
Effect of exchange rate changes on cash	(911)	(3,525)
Net change in cash	(75,636)	61,411
Cash at beginning of period	160,406	98,995
Cash at end of period	$84,770	$160,406

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Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA & Segment Information

(in thousands)

(Unaudited)

	Three Months Ended December 31, 2015
	NET Services	WD Services	HA Services	Corporate and Other	Total

Service revenue, net	$280,435	$92,719	$51,719	$56	$424,929

Operating expenses:
Service expense	257,963	120,489	38,671	(1,630)	415,493
General and administrative expense	2,746	6,377	544	4,864	14,531
Depreciation and amortization	2,434	3,688	7,616	118	13,856
Total operating expenses	263,143	130,554	46,831	3,352	443,880

Operating income	17,292	(37,835)	4,888	(3,296)	(18,951)

Other expenses:
Interest expense, net	(1)	(12)	(3)	3,503	3,487
Equity in net loss of investee	-	2,962	-	-	2,962
Loss (gain) on foreign currency transactions	-	274	-	-	274
Income (loss) from continuing operations, before income tax	17,293	(41,059)	4,891	(6,799)	(25,674)
Provision for income taxes	6,660	(3,087)	(30)	(3,534)	9
Income (loss) from continuing operations, net of taxes	10,633	(37,972)	4,921	(3,265)	(25,683)

Interest expense, net	(1)	(12)	(3)	3,503	3,487
Provision for income taxes	6,660	(3,087)	(30)	(3,534)	9
Depreciation and amortization	2,434	3,688	7,616	118	13,856

EBITDA	19,726	(37,383)	12,504	(3,178)	(8,331)

WD Services adjustments (1)	-	30,251	-	-	30,251

Adjusted EBITDA	$19,726	$(7,132)	$12,504	$(3,178)	$21,920

(1) Includes expense related to restricted shares and cash placed into escrow at the time of the Ingeus acquisition of $20,906, redundancy costs of $9,552, Ingeus transaction related expenses of $2,406, income tax benefit and D&A expense included within loss on equity investment of ($418), contingent consideration adjustment of ($2,469), and loss on foreign currency translation of $274.

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Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA & Segment Information

(in thousands)

(Unaudited)

	Three Months Ended December 31, 2014
	NET Services	WD Services	HA Services	Corporate and Other	Total

Service revenue, net	$243,859	$81,102	$43,331	$18	$368,310

Operating expenses:
Service expense	222,295	74,857	35,185	695	333,032
General and administrative expense	2,287	(10,634)	421	11,988	4,062
Depreciation and amortization	2,146	2,965	5,619	300	11,030
Total operating expenses	226,728	67,188	41,225	12,983	348,124

Operating income	17,131	13,914	2,106	(12,965)	20,186

Other expenses:
Interest expense, net	-	188	(6)	9,500	9,682
Loss (gain) on foreign currency transactions	-	337	-	(311)	26
Income (loss) from continuing operations, before income tax	17,131	13,389	2,112	(22,154)	10,478
Provision for income taxes	7,158	(621)	956	(8,368)	(875)
Income (loss) from continuing operations, net of taxes	9,973	14,010	1,156	(13,786)	11,353

Interest expense, net	-	188	(6)	9,500	9,682
Provision for income taxes	7,158	(621)	956	(8,368)	(875)
Depreciation and amortization	2,146	2,965	5,619	300	11,030

EBITDA	19,277	16,542	7,725	(12,354)	31,190

Acquisition costs	-	-	-	3,827	3,827
Integration and restructuring costs	-	-	693	84	777
General and administrative financing costs	-	-		2,971	2,971
WD Services adjustments (1)	-	(14,154)	-	-	(14,154)
Loss on foreign currency translation	-	337	-	(311)	26

Adjusted EBITDA	$19,277	$2,725	$8,418	$(5,783)	$24,637

(1) Includes expense related to restricted shares and cash placed into escrow at the time of the Ingeus acquisition of $1,958 and contingent consideration adjustment of ($16,112).

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Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA & Segment Information

(in thousands)

(Unaudited)

	Year Ended December 31, 2015
	NET Services	WD Services	HA Services	Corporate and Other	Total

Service revenue, net	$1,083,015	$395,059	$217,436	$(64)	$1,695,446

Operating expenses:
Service expense	991,659	393,803	163,211	(4,308)	1,544,365
General and administrative expense	10,704	29,846	2,630	30,436	73,616
Depreciation and amortization	9,429	13,776	29,472	792	53,469
Total operating expenses	1,011,792	437,425	195,313	26,920	1,671,450

Operating income	71,223	(42,366)	22,123	(26,984)	23,996

Other expenses:
Interest expense, net	(2)	(104)	(16)	16,335	16,213
Equity in net loss of investee	-	10,970	-	-	10,970
Loss (gain) on foreign currency transactions	-	(857)	-	-	(857)
Income (loss) from continuing operations, before income tax	71,225	(52,375)	22,139	(43,319)	(2,330)
Provision for income taxes	27,241	(1,064)	7,007	(16,908)	16,276
Income (loss) from continuing operations, net of taxes	43,984	(51,311)	15,132	(26,411)	(18,606)

Interest expense, net	(2)	(104)	(16)	16,335	16,213
Provision for income taxes	27,241	(1,064)	7,007	(16,908)	16,276
Depreciation and amortization	9,429	13,776	29,472	792	53,469

EBITDA	80,652	(38,703)	51,595	(26,192)	67,352

WD Services adjustments (1)	-	35,487	-	-	35,487
Charges related to the separation of an of an executive officer, net	-	-	-	695	695

Adjusted EBITDA	$80,652	$(3,216)	$51,595	$(25,497)	$103,534

(1) Includes expense related to restricted shares and cash placed into escrow at the time of the Ingeus acquisition of $26,805, redundancy costs of $12,197, Ingeus transaction related expenses of $2,406, income tax benefit and D&A expense included within loss on equity investment of ($2,595), contingent consideration adjustment of ($2,469), and loss on foreign currency translation of ($857).

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Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA & Segment Information

(in thousands)

(Unaudited)

	Year Ended December 31, 2014
	NET Services	WD Services	HA Services	Corporate and Other	Total

Service revenue, net	$884,287	$208,763	$43,331	$(170)	$1,136,211

Operating expenses:
Service expense	800,454	184,919	35,185	3,227	1,023,785
General and administrative expense	8,406	(2,072)	421	37,746	44,501
Depreciation and amortization	7,699	8,406	5,619	1,109	22,833
Total operating expenses	816,559	191,253	41,225	42,082	1,091,119

Operating income	67,728	17,510	2,106	(42,252)	45,092

Other expenses:
Interest expense, net	(8)	(113)	(6)	13,249	13,122
Loss (gain) on foreign currency transactions	-	336	-	(373)	(37)
Income (loss) from continuing operations, before income taxes	67,736	17,287	2,112	(55,128)	32,007
Provision for income taxes	26,893	416	956	(20,175)	8,090
Income (loss) from continuing operations, net of tax	40,843	16,871	1,156	(34,953)	23,917

Interest expense, net	(8)	(113)	(6)	13,249	13,122
Provision for income taxes	26,893	416	956	(20,175)	8,090
Depreciation and amortization	7,699	8,406	5,619	1,109	22,833

EBITDA	75,427	25,580	7,725	(40,770)	67,962

Acquisition costs	-	-	-	11,838	11,838
Integration and restructuring costs	-	887	693	781	2,361
General and administrative financing costs	-	-	-	2,971	2,971
WD Services adjustments (1)	-	(11,621)	-	-	(11,621)
Loss on foreign currency translation	-	336	-	(373)	(37)
Charges related to the separation of an executive officer, net	-	-	-	511	511

Adjusted EBITDA	$75,427	$15,182	$8,418	$(25,042)	$73,985

(1) Includes expense related to restricted shares and cash placed into escrow at the time of the Ingeus acquisition of $4,491 and contingent consideration adjustment of ($16,112).

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Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Net Income per Common Share

(in thousands, except share and per share data)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2015 (1)	2014 (2)	2015 (3)	2014 (4)

Income (loss) from continuing operations, net of tax	$(25,683)	$11,353	$(18,606)	$23,917
Net loss attributable to noncontrolling interests	615	-	502	-

Acquisition costs	-	3,827	-	11,838
Integration and restructuring costs	-	777	-	2,361
General and administrative financing costs	-	2,971	-	2,971
WD Services adjustments	30,860	(14,154)	40,192	(11,621)
Loss (gain) on foreign currency translation	274	26	(857)	(37)
Payments related to separation arrangements with certain former executive officers, net	-	-	695	511
Intangible amortization expense	8,909	6,815	35,612	11,985
Tax effected impact of adjustments	(5,282)	(5,658)	(16,301)	(11,472)

Adjusted Net Income	9,693	5,957	41,237	30,453

Dividends on convertible preferred stock	(1,120)	-	(3,935)	-
Less: Accretion of convertibe preferred stock discount	-	-	(1,071)	-
Income allocated to participating securities	(979)	-	(3,591)	-

Adjusted Net Income available to common stockholders	$7,594	$5,957	$32,640	$30,453

Adjusted Net Income per Common Share	$0.48	$0.38	$2.03	$2.03

Diluted weighted-average number of common shares outstanding	15,803,678	15,573,109	16,115,604	15,018,561

(1) WD Services adjustment includes accelerated expense related to restricted shares and cash placed into escrow at the time of the Ingeus acquisition of $20,906, redundancy costs of $9,552, Ingeus transaction related expenses of $2,406, amortization expense included within loss on equity investment of $465, and contingent consideration adjustment of ($2,469).

(2) WD Services adjustment includes expense related to restricted shares and cash placed into escrow at the time of the Ingeus acquisition of $1,958 and contingent consideration adjustment of ($16,112).

(3) WD Services adjustment includes accelerated expense related to restricted shares and cash placed into escrow at the time of the Ingeus acquisition of $26,805, redundancy costs of $12,197, Ingeus transaction related expenses of $2,406, amortization expense included within loss on equity investment of $1,253, and contingent consideration adjustment of ($2,469).

(4) WD Services adjustment includes expense related to restricted shares and cash placed into escrow at the time of the Ingeus acquisition of $4,491 and contingent consideration adjustment of ($16,112).

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